Exhibit 99.1

National Holdings Corporation Expands Business Through Strategic Asset Acquisition of Williams Financial Group Inc.

Deal to significantly bolster assets under management and geographical presence

NEW YORK, NY, March 13, 2017 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and asset management firm providing a wide array of services, today announced that it has signed a definitive agreement to acquire select assets of Williams Financial Group, subject to FINRA approval. Under the terms of the transaction, National will pay $2.3 million in initial consideration at closing, with the potential for additional cash and/or stock payments if certain performance targets are met within the 3 years following closing.

Williams Financial Group has approximately 230 financial professionals nationwide with approximately $6.5 billion in client assets under management. The addition of select assets from the Williams organization will be an important and complementary addition to the Company’s current business.

Michael Mullen, Chief Executive Officer of National stated, “We are extremely pleased to announce this definitive agreement for an asset acquisition with Williams Financial Group. Williams, a Dallas based financial services firm, has a 30-year history of providing quality financial advice to high net worth individuals and families. Of significant importance to us is the fact that their advisor network covers parts of the United States where we have no current footprint. In addition to a talented group of financial advisors, Williams has built a quality trading, compliance, operational and supervisory framework that will dovetail well with and bolster our own operational infrastructure.” Mr. Mullen continued, “This purchase of select assets aligns well with our corporate vision, which centers on creating value for our clients and shareholders. We believe this transaction will help broaden our nationwide reach and scale and truly aid in continuing to build our business into a leadership position in the industry.”

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, registered reps, traders, sales associates and corporate staff, the Company is a leading Independent Advisor and Broker services company. National operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Contacts:

National Holdings Corporation:

Michael Mullen, Chief Executive Officer, Email: mm@nhldcorp.com, Telephone: +1 212-417-8055

Investor Relations, Email: ir@nhldcorp.com, Telephone: +1 212 554 4351

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.